Filed pursuant to Rule 424(b)(5)

Registration No. 333-272516

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 14, 2023)

2,666,670 Ordinary Shares

We are offering on a “reasonable best efforts” basis 2,666,670 ordinary shares, no par value per ordinary share, pursuant to this prospectus supplement and the accompanying prospectus at a public offering price of $1.50 per ordinary share. These securities are being sold in this offering to certain purchasers under a securities purchase agreement dated September 14, 2023 between us and the purchasers.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “OKYO”. On September 13, 2023, the last reported price of our ordinary shares on The Nasdaq Capital Market was $1.98 per ordinary share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or our public float, was approximately $51,218,719, based on 16,848,263 outstanding ordinary shares held by non-affiliates and a per ordinary share price of $3.04, which was the closing price of our ordinary shares on August 29, 2023 and is the highest closing sale price of our ordinary shares on The Nasdaq Capital Market within the prior 60 days. In no event will we sell securities pursuant to a Registration Statement on Form F-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.5 of Registration Statement on Form F-3 continues to apply to us. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.5. of Registration Statement on Form F-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement (but excluding this offering). We are thus currently eligible to offer and sell up to an aggregate of approximately $17.1 million of our securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. You should carefully consider all of the information set forth in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement before deciding to invest in our ordinary shares. Please see “Risk Factors” on page S-7 of this prospectus supplement and page 7 of the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus to read about factors you should carefully consider before deciding to purchase our securities.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission nor any other foreign securities commission has approved or disapproved of the securities being offered by this prospectus supplement or the prospectus to which it relates, or determined if this prospectus supplement or the prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the ordinary shares to purchasers on or about September 15, 2023, subject to customary closing conditions.

The date of this prospectus supplement is September 14, 2023.

Table of Contents

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-272516) that we originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 8, 2023 and which became effective on June 14, 2023.

This document is in two parts. The first part is this prospectus supplement which describes the specific terms of an offering of Ordinary Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference that we filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representation, warranties, and covenants should not be relied upon as accurately representing the current state of our affairs.

We have not and the representative of the underwriters has not authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us, we and the representative of the underwriters take no responsibility for, and can provide no assurance as to the reliability of, such information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, all references in this registration statement to the terms “OKYO,” “OKYO Pharma Limited,” the “Company,” “we,” “us” and “our” refer to OKYO Pharma Limited and our wholly owned subsidiary OKYO Pharma US Inc.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information set forth under the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

We are a clinical-stage biopharmaceutical company developing next-generation therapeutics to improve the lives of patients suffering from inflammatory eye diseases and ocular pain. Our research program is focused on a novel G Protein-Coupled Receptor, or GPCR, which we believe plays a key role in the pathology of these inflammatory eye diseases of high unmet medical need. Our therapeutic approach is focused on targeting inflammatory and pain modulation pathways that drive these conditions. We are presently developing OK-101, our lead clinical product candidate, for the treatment of dry eye disease (“DED”). We also plan to evaluate its potential in benefiting patients with ocular neuropathic pain, uveitis and allergic conjunctivitis. We have also been evaluating OK-201, a bovine adrenal medulla, or BAM, lipidated-peptide preclinical analogue candidate that is currently in developmental stage.

OK-101

OK-101, our lead clinical-stage product candidate, is focused on keratoconjunctivitis sicca, commonly referred to as DED, which is a multifactorial disease caused by an underlying inflammation resulting in the lack of lubrication and moisture in the surface of the eye. DED is one of the most common ophthalmic conditions encountered in clinical practice. Symptoms of DED include constant discomfort and irritation accompanied by inflammation of the ocular surface, visual impairment and potential damage to the ocular surface. There are presently approximately 16.4 million people suffering from DED in the U.S. alone (Farrand et al. AJO 2017; 182:90), with the disease affecting approximately up to 34% of the population aged 50+ (Dana et al. AJO 2019; 202:47), and with women representing approximately two-thirds of those affected (Matossian et al. J Womens Health (Larchmt) 2019; 28:502–514). Prevalence of DED is anticipated to increase substantially in the next 10-20 years due to aging populations in the U.S., Europe, Japan and China and use of contact lenses in the younger population. We believe this increase in prevalence of DED represents a major expanding economic burden to public healthcare. According to Market Research Report, Dry Eye Disease, December 2020, the global DED market in 2019 was approximately $5.22 billion, with the market size expected to reach $6.54 billion by 2027. In addition, DED causes approximately $3.8 billion annually in healthcare costs and represents a major economic burden to public healthcare, accounting for more than $50 billion to the U.S. economy annually.

At present, there are 6 prescription drugs available to treat DED: 1) Restasis (0.05% cyclosporine), 2) Cequa (0.09% cyclosporine), 3) Xiidra (5% lifitegrast), 4) Tyrvaya (0.03 mg varenicline), 5) Miebo (perfluorohexyloctane ophthalmic solution) and 6) Eysuvis (0.25% loteprednol – a corticosteroid for short term use only). However, DED continues to be a major unmet medical need due to the large number of patients not well served by the treatments available to them through the medical community.

The development of new drugs to treat DED has been particularly challenging due to the heterogeneous nature of the patient population suffering from DED, and due to the difficulties in demonstrating an improvement in both signs and symptoms of the disease in well-controlled clinical trials. The evidence from over 40 years of scientific literature, however, suggests inflammation as the most common underlying element of DED. Consequently, development of new therapeutic agents that target inflammatory pathways is looking to be an attractive approach in improving symptoms in DED patients. Moreover, large number of dry eye patients suffer from ocular neuropathic pain, making their condition more resistant to topical anti-inflammatory therapy, and a drug capable of targeting both of these aspects of DED would be a significant addition to the ocular-care practitioner’s arsenal for the treatment of DED.

The chemerin receptor (CMKLR1 or ChemR23) is a chemokine like GCPR expressed on select populations of cells including inflammatory mediators, epithelial and endothelial cells as well as neurons and glial cells in the dorsal root ganglion, spinal cord, and retina. Activation of CMKLR1 by chemerin has been shown to resolve the inflammation and pain in animal models of asthma and pain, respectively. We have been pioneering the development of OK-101, a lipidated-chemerin analogue, which is an agonist of CMKLR1, in treating DED and other ocular inflammatory conditions. OK-101 was first identified in a program developed by OTT using membrane-tethered ligand technology.

S-2

To expand our understanding of the structure-activity relationships of the lipidated-chemerin analogues, such as OK-101, as agonists of the chemerin receptor, we synthesized a small library of analogues of OK-101. We screened these analogues in a cell-line based receptor binding assay to characterize the agonist potency of these lipidated-chemerin analogues. This work has also been coupled to an evaluation of a subset of these analogues’ potential in treating DED by using a variety of preclinical studies and dry eye animal model studies. After evaluating a number of our analogues in a mouse model of acute DED by looking at their ability to reduce corneal permeability, a measure of dry-eye effectiveness, as well as the analogues’ impact on immune response, we determined that OK-101 was in fact the most potent analogue in reducing corneal permeability and down-regulating immune response. In addition, in a separate set of animal model experiments, OK-101 was shown to exhibit potent ocular pain-reducing activity in a ciliary nerve ligation mouse model of corneal neuropathic pain. Following these studies, we evaluated the ocular tolerance of OK-101 via repeated ocular instillation in rabbits followed by clinical ophthalmic observations. Rabbit ocular tolerance tests on OK-101 showed no adverse signs such as inflammation, chemosis or hyperemia and no signs of local irritation. With potential anti-inflammatory and neuropathic pain reducing characteristics, we are developing OK-101 for the treatment of DED.

Based on the results from the DED animal model, the neuropathic corneal pain model as well as the rabbit ocular tolerance studies, we moved forward over the past 18 months with plans to file an IND on OK-101 to treat DED to enable us to begin clinical trials soon thereafter. During the fourth quarter of 2021 we successfully manufactured a 200-gram batch of OK-101 drug substance needed for initiating the IND-enabling studies that were begun during the first quarter of 2022. In support of this work, we also had previously signed an agreement on April 13, 2021, with Ora, Inc., or Ora, a major clinical research organization, or CRO, specializing in ophthalmic drug development.

On February 15, 2022, we announced the successful completion of the pre-IND meeting facilitated by Ora with the FDA regarding development plans for OK-101 to treat DED. Both nonclinical and clinical development milestones were covered in the pre-IND meeting, with the FDA agreeing that our first human trial would be a Phase 2 safety and efficacy trial in DED patients. The FDA also provided guidance on the planned protocol for this trial in DED patients, concurring with one particular option OKYO has considered for the protocol which is to designate co-primary efficacy endpoints covering both a sign and a symptom of DED in the clinical trial. Notably, the final decision we recently took to, in fact, designate these two primary efficacy endpoints in the clinical protocol of the ongoing phase 2 trial is significant as should this phase 2 trial then meet these prespecified endpoints, the trial should considerably affect the timeline to an NDA filing with the FDA for OK-101 to treat DED.

During the 4th quarter of 2022 we finished the final stages of a concerted effort to complete all IND enabling activities and filed with FDA the IND on OK-101 to treat DED on November 18, 2022. On December 22, 2022 we announced that we received clearance of the IND application from the FDA to enable us to initiate a Phase 2, first-in-human, clinical study of OK-101 for the treatment of DED.

On May 2, 2023, we announced that the first patient has been screened for our Phase 2, multi-center, randomized, double-blinded, placebo-controlled trial of OK-101. Because the drug is designed to be administered topically, we were able to skip the standard Phase 1 studies typically expected with orally delivered or injectable drug candidates in non-life-threatening conditions and we opened the first trial with OK-101 as a Phase 2 clinical trial in DED patients (See OKYO Pipeline below). This trial is planned to be conducted in approximately 200 to 240 DED patients. The study is being designed in conjunction with and is being managed and monitored by Ora, well known for its leadership of ophthalmic clinical trial activities. The Phase 2 trial is expected to be completed in 6-8 months from enrollment of the first patient.

On June 6, 2023 we announced that patients in the ongoing phase 2 trial were now being dosed in the randomized portion of the phase 2, multi-center, double-masked, placebo-controlled trial of topical ocular OK-101 to treat DED, following the two-week placebo run-in period intended to minimize the placebo effect.

On August 30, 2023 we announced that we reached 90% enrollment in the 240-patient phase 2 trial of OK-101 to treat DED patients, with the trial presently having 216 patients enrolled in the study, and that full enrollment was anticipated to be achieved by the first week in September, 2023.

On September 8, 2023, we announced that we had completed full enrollment of 240 patients in the phase 2 trial of OK-101 to treat DED and that top-line data was planned for release in December 2023.

S-3

OKYO Pipeline

Additional Applicable Disease Indications for OK-101

On July 28, 2023, we announced a new agreement with Tufts Medical Center to conduct a 40-patient open-label clinical trial evaluating the efficacy and safety of OK-101 in subjects with neuropathic corneal pain (“NCP”). The trial is being planned to start in Q4 2023. The Investigational New Drug (“IND”) application for NCP is planned to be filed in Q4 2023, with study enrollment planned to commence shortly after IND allowance by the FDA.

NCP is a debilitating condition characterized by chronic and severe eye discomfort, leading to decreased quality of life for affected individuals. We believe that OK-101 may offer a promising solution to alleviate the symptoms associated with NCP. The open-label trial will provide an opportunity to evaluate the safety and efficacy of OK-101 in a real-world clinical setting, fostering a better understanding of its potential benefits for patients.

The trial is anticipated to take 6-9 months to conduct, and is anticipated to have a minor budgetary impact, with a total cost for the trial, including cost of drug manufacture and formulation, amounting to under $1 million. NCP remains a major unmet medical need for the ocular community, as there is no FDA approved drug to treat NCP and this trial provides the opportunity to quickly establish OK-101’s potential to treat this condition.

This NCP trial will be led by Pedram Hamrah, MD, Professor and Vice Chair of Research and Academic Programs, Co-Director of the Cornea Service and Director of the Center for Translational Ocular Immunology at Tufts Medical Center. An ophthalmologist and a clinician-scientist, Dr. Hamrah is a leading expert in NCP and co-inventor on the OK-101 patent. He is a member of OKYO’s Scientific Advisory Board and will serve as Principal Investigator of the study, which will be conducted at Tufts Medical Center. This collaborative effort is focused on evaluating OK-101 as a potential non-opioid analgesic to reduce neuropathic corneal pain, a major unmet medical need.

Another related ophthalmic disease indication that is the target of our chemerin-based technology is uveitis. Uveitis is the third leading cause of blindness worldwide. The most common type of uveitis is an inflammation of the iris called iritis (anterior uveitis). Uveitis can damage vital eye tissue, leading to permanent vision loss. Uveitis is currently treated with corticosteroid eyedrops and injections that reduce inflammation, however, the long-term use of corticosteroids causes risk of cataract and glaucoma, requiring close monitoring for their potential side effects.

S-4

We believe that OK-101, in addition to its potential to treat DED, should also be evaluated to treat allergic conjunctivitis and uveitis. Correspondingly, once we have an IND on OK-101 in place and are clinically evaluating OK-101 to treat DED, we also plan to explore the drug candidate’s potential to suppress the inflammation associated with allergic conjunctivitis and uveitis.

OK-201

MAS-Related G Protein-Coupled Receptors, or MRGPRs, mainly expressed in the sensory neurons, are involved in the perception of pain, thus making them a promising analgesic target. Activation of MRGPR by Bovine Adrenal Medulla, or BAM, peptide inhibits pain perception by modulating Ca2+ influx. OK-201, a BAM peptide analogue, licensed from TMC on May 1, 2018, is a potent agonist of human MRGPR and a promising candidate for the treatment of neuropathic and inflammatory pain.

On August 6, 2019, we signed a collaborative agreement with TMC and Pedram Hamrah, MD, Professor of Ophthalmology at Tufts University School of Medicine, Boston, MA as Principal Investigator to evaluate OK-201 and other proprietary lead compounds to suppress corneal neuropathic pain using a mouse ocular pain model recently developed in Dr. Hamrah’s laboratory. Our goal was to further develop this lipidated peptide, as well as explore additional analogues, for their potential use in treating ocular pain, and for potentially treating long-term chronic pain.

On April 28, 2021, we announced positive results of OK-201, a non-opioid analgesic drug candidate delivered topically in Dr. Hamrah’s mouse neuropathic corneal pain model, as a potential drug to treat acute and chronic ocular pain. Importantly, OK-201 demonstrated a reduced corneal pain response equivalent to that of gabapentin, a commonly used oral drug for neuropathic pain. These observations demonstrated preclinical ‘proof-of-concept’ for the topical administration of OK-201 as a potential non-opioid analgesic for ocular pain. Current treatments for corneal pain are limited to short term non-steroidal anti-inflammatory drugs, or NSAIDs, steroids, and oral gabapentin and opioids in severe cases.

Although the results with OK-201 were encouraging, due to subsequent success obtained with OK-101 (see section above on OK-101) in follow-on animal model studies utilizing the same mouse corneal neuropathic pain model as for OK-201, we have decided to maintain this drug candidate at the exploratory level while we focus our primary energy on the OK-101 program to treat DED, based on OK-101’s combination of anti-inflammatory and corneal pain-reducing activities in animal models of these conditions.

Recent Developments

On July 27, 2023 we announced that we appointed William A. Clementi, Pharm.D., FCP as Chief Operating Officer. Mr Clementi formally took up the COO role effective September 1, 2023.

As of June 30, 2023, we estimate we had approximately $1.4 million of cash and cash equivalents.

Corporate Information

We were originally incorporated in the British Virgin Islands as a British Virgin Islands Business Company on July 4, 2007 under the BVI Business Companies Act 2004 with company number 1415559 under the name Jellon Enterprises, Inc. Our legal and commercial name was changed to Minor Metals & Mining, Inc. on October 24, 2007, to Emerging Metals Limited on November 28, 2007, to West African Minerals Corporation on December 9, 2011, and to OKYO Pharma Corporation on January 10, 2018. On March 9, 2018, shareholders approved the cancellation of our AIM listing and migration to Guernsey. On July 3, 2018, following the approval of the Guernsey Companies Registry, we were registered under the Guernsey Companies Law under the name OKYO Pharma Limited, as a Guernsey company with limited liability, an indefinite life and company number 65220. We are domiciled in Guernsey. On July 17, 2018, our Ordinary Shares were admitted to listing on the standard segment of the Official List of the FCA and admitted to trading on the Main Market of the London Stock Exchange. On May 22, 2023, we delisted our ordinary shares from the standard segment of Official List of the FCA, and trading ceased on the Main Market of the London Stock Exchange. We are no longer subject to the Takeover Code.

S-5

Our registered office is located at Martello Court, Admiral Park, St. Peter Port, Guernsey GY1 3HB and our telephone number is +44 (0) 20 7495 2379. Our website address is www.okyopharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus. Our agent for service of process in the United States is OKYO Pharma US, Inc.

THE OFFERING

Ordinary Shares Offered By Us	2,666,670 ordinary shares

Offering Price	$1.50 per ordinary share

Ordinary Shares Outstanding Immediately After This Offering (1)	28,219,944 ordinary shares

Use of Proceeds

The net proceeds from this offering are expected to be approximately $3.95 million, after deducting estimated offering expenses payable by us.

We currently expect to use the net proceeds for clinical development of our product candidates, general corporate purposes and working capital. See “Use of Proceeds.”

Risk Factors	You should carefully read and consider the information beginning on page S-7 of this prospectus supplement and page 7 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our securities.

Nasdaq Capital Market symbol	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “OKYO.”

(1) The number of ordinary shares to be outstanding after this offering is based on 25,553,274 ordinary shares outstanding as of September 11, 2023, and excludes as of such date:

●	1,956,451 ordinary shares issuable upon the exercise of share options at a weighted average exercise price of $3.63 per ordinary share of which 618,354 ordinary shares are currently exercisable and 1,338,097 are exercisable between July 27, 2023 and July 26, 2033; and

●	538,461 ordinary shares that currently may be issued upon the exercise of warrants to purchase ordinary shares at a weighted average exercise price of $3.68 per ordinary share.

Unless otherwise indicated, all information contained in this prospectus supplement assumes the following:

●	no exercise of outstanding share options or warrants after September 11, 2023.

S-6

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 20-F for the year ended March 31, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering and our Nasdaq Listing

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Ordinary Shares to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

You will experience immediate and substantial dilution.

The effective offering price per ordinary share in this offering is substantially higher than the net tangible book value per ordinary share before giving effect to this offering. Accordingly, if you purchase ordinary shares, you will incur immediate substantial dilution of approximately $1.43 per ordinary share, representing the difference between the effective offering price per ordinary share and our as adjusted net tangible book value as of March 31, 2023. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our ordinary shares.

Even with the proceeds from this offering, we expect we will need to raise additional capital, potentially shortly after this offering. In order to raise additional capital in the future, we may offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We are generally not restricted from issuing additional securities, including ordinary shares, securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our shareholders, including investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per ordinary share that is equal to or greater than the price per ordinary share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per ordinary share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering or at the time of such future sale. You will also incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of ordinary shares under our stock incentive programs. In addition, the sale of ordinary shares in this offering and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

S-7

We have never declared or paid any cash dividends on our ordinary shares and, accordingly, shareholders must rely on stock appreciation for any return on their investment.

We have never declared or paid any cash dividends on our ordinary shares, and we do not intend to pay any cash dividends on our ordinary shares. Rather, we currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and for general corporate purposes, and we do not anticipate paying any cash dividends in the foreseeable future. Consequently, investors must rely on sales of their ordinary shares after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

Our ordinary shares could be delisted from The Nasdaq Capital Market if we fail to comply with continued listing standards.

If we fail to meet any of the continued listing standards of The Nasdaq Capital Market, our ordinary shares could be delisted from The Nasdaq Capital Market. These continued listing standards include specifically enumerated criteria, such as:

●	a $1.00 minimum closing bid price;
●	stockholders’ equity of $2.5 million;
●	500,000 shares of publicly-held ordinary shares with a market value of at least $1 million;
●	300 round-lot stockholders; and
●	compliance with Nasdaq’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of Nasdaq’s discretionary authority.

We may be unable to maintain the listing of our ordinary shares on The Nasdaq Capital Market. In the event that our ordinary shares were to be delisted from The Nasdaq Capital Market, we expect that it would be traded on the OTCQB or OTCQX, which are unorganized, inter-dealer, over-the-counter markets which provide significantly less liquidity than the Nasdaq or other national securities exchanges. In the event that our ordinary shares were to be delisted from The Nasdaq Capital Market, it may have a material adverse effect on the trading and price of our ordinary shares.

If, for any reason, Nasdaq should delist our ordinary shares from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a material adverse effect on our shareholders may occur due to a reduction in some or all of the following: the market price of our ordinary shares; the liquidity of our ordinary shares; our ability to obtain financing for the continuation of our operations; the number of market makers in our ordinary shares; and the number of institutional and general investors that will consider investing in our ordinary shares.

In the event that our ordinary shares were to be delisted from The Nasdaq Capital Market, it may be considered a “penny stock.” Securities broker-dealers participating in sales of our ordinary shares would then be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our ordinary shares and cause a decline in the market value of our stock.

S-8

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus supplement titled “About this Prospectus Supplement,” “Risk Factors,” and “Prospectus Supplement Summary.” All statements, other than statements of historical facts, contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus supplement may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the section of this prospectus supplement titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $3.95 million, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds to us from this offering for clinical development of our product candidates, general corporate purposes and working capital. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Accordingly, we will have broad discretion over the uses of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

S-9

Investors are further cautioned that the proceeds from this offering are expected to be sufficient to enable us to continue operations for only a short period of time. We expect that we will have to raise such additional funds through the sale of additional equity or equity backed securities. Any future equity or equity linked financing that we may need may not be able available on terms favorable to us or at all.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the effective offering price per ordinary share in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering. The net tangible book value of our ordinary shares as of March 31, 2023 was approximately ($2,053,237), or approximately ($0.08) per ordinary share based upon 25,519,882 ordinary shares outstanding at that time. Net tangible book value per ordinary share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of March 31, 2023.

Net tangible book value dilution per ordinary share to investors participating in this offering represents the difference between the effective offering price per ordinary share paid by purchasers of securities in this offering and the as adjusted net tangible book value per ordinary share immediately after this offering. After giving effect to the sale of 2,666,670 ordinary shares to be sold in this offering at an offering price of $1.50 per ordinary share and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $1.9 million, or $.07 per ordinary share. This represents an immediate increase in net tangible book value of $.15 per ordinary share to existing stockholders and immediate dilution of $1.43 per ordinary share to investors purchasing our securities in this offering at the offering price. The following table illustrates this dilution on a per ordinary share basis:

Offering price per ordinary share	$1.50
Net tangible book value per ordinary share as of March 31, 2023	$(0.08)
Increase in as adjusted net tangible book value per ordinary share attributable to this offering	$0.15

As adjusted net tangible book value per ordinary share as of March 31, 2023 after this offering	$0.07

Dilution per ordinary share to new investors	$1.43

The discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

In particular, the table above excludes the following securities as of March 31, 2023:

●	1,956,451 ordinary shares issuable upon the exercise of share options at a weighted average exercise price of $3.63 per ordinary share of which 618,354 ordinary shares are currently exercisable and 1,338,097 are exercisable between July 27, 2023 and July 26, 2033; and
●	538,461 ordinary shares that currently may be issued upon the exercise of warrants to purchase ordinary shares at a weighted average exercise price of $3.68 per ordinary share.

S-10

To the extent that any outstanding stock options or warrants are exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

DIVIDEND POLICY

We have never declared or paid any dividends. We currently intend to retain earnings, if any, for use in our business. We do not anticipate paying dividends in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering ordinary shares. The following description of our ordinary shares summarizes the material terms of the ordinary shares that we are offering under this prospectus supplement and the accompanying prospectus.

Ordinary Shares

For a description of the rights associated with the ordinary shares, see “Description of Capital Stock” in the accompanying prospectus. Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “OKYO”.

CERTAIN U.S. AND GUERNSEY TAX CONSIDERATIONS

Certain Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes certain U.S. federal income tax consequences relating to the ownership and disposition of our ordinary shares by U.S. Holders. This discussion applies to U.S. Holders that purchase our ordinary shares pursuant to this offering and hold such ordinary shares as capital assets for U.S. federal income tax purposes. This discussion is based on the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities or governmental organizations, retirement plans, regulated investment companies, real estate investment trusts, grantor trusts, brokers, dealers or traders in securities, commodities, currencies or notional principal contracts, certain former citizens or long-term residents of the United States, persons who hold our ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or constructively 10% or more (by vote or value) of our equity, corporations that accumulate earnings to avoid U.S. federal income tax, persons who hold or receive our ordinary shares pursuant to the exercise of any employee option or otherwise as compensation, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences. Except as discussed below, this discussion does not address U.S. federal income tax reporting obligations, the application of the special tax accounting rules under Section 451(b) of the Code or the Medicare contribution tax on net investment income.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

S-11

If an entity treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the U.S. federal income tax consequences relating to an investment in such ordinary shares will generally depend upon the status and activities of such entity and the particular partner. Any such entity and a partner in any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it (and, as applicable, its partners) of the purchase, ownership and disposition of our ordinary shares.

We have not sought, nor will we seek, a ruling from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the ownership or disposition of the ordinary shares or that any such position would not be sustained. Persons considering an investment in our ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Rules

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (1) at least 75% of its gross income is “passive income,” referred to as the PFIC income test, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, referred to as the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that give rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

We do not believe that we were a PFIC for our taxable year ended March 31, 2023 but cannot provide any assurances regarding our PFIC status for any past, current or future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies which in some circumstances are unclear and subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, for our current and future taxable years, the total value of our assets for PFIC testing purposes may be determined in part by reference to the market price of our ordinary shares from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how, and how quickly, we spend the cash we raise in any offering.

If we are a PFIC in any taxable year during which a U.S. Holder owns our ordinary shares, the U.S. Holder would be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our ordinary shares, and (2) any gain recognized on a sale, exchange or other disposition, including, under certain circumstances, a pledge, of our Ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs, or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, a non-United States subsidiary that has not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test.

S-12

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our ordinary shares if a valid “mark-to-market” election is made by the U.S. Holder for our ordinary shares. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of our ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our ordinary shares would be adjusted annually to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the ordinary shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our ordinary shares will be marketable stock as long as they remain listed on Nasdaq and are regularly traded. A mark-to-market election will not apply to the ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for our ordinary shares.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. Holder were able to make a valid QEF election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of our possible PFIC status on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.

Distributions

Subject to the discussion above under “— Passive Foreign Investment Company Rules,” a U.S. Holder that receives a distribution with respect to our ordinary shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received by the U.S. Holder to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

S-13

Distributions on our ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income.

Distributions paid on our ordinary shares will not be eligible for the “dividends received” deduction generally allowed to corporate U.S. Holders with respect to dividends received from U.S. corporations under the Internal Revenue Code. Dividends paid by a “qualified foreign corporation’’ to non-corporate U.S. Holders are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult their tax advisors regarding the availability of the reduced tax rate on dividends to their particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company Rules’’), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply.

Subject to the requirement that we are not a PFIC for the taxable year in which a dividend is paid or the preceding taxable year, we generally will be considered to be a qualified foreign corporation (i) if we are eligible for the benefits of a comprehensive tax treaty with the United States that the Secretary of Treasury of the United States determines is satisfactory for this purpose and that includes an exchange of information provision or (ii) with respect to any dividend we pay on ordinary shares that are readily tradable on an established securities market in the United States.

The amount of any dividend income that is paid in Pounds Sterling will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt (actual or constructive), a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt (actual or constructive).

Sale, Exchange or Other Taxable Disposition of Our ordinary shares

Subject to the discussion above under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ordinary shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our ordinary shares. If you are a U.S. Holder that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our ordinary shares.

S-14

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets. Substantial penalties and other adverse circumstances may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

We are generally required to report distributions on and proceeds from the sale or other disposition of our ordinary shares to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the U.S. Holder fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Guernsey Tax Considerations

The summary below is based on current Guernsey law and published practice in Guernsey as of the date hereof, both of which are subject to change, possibly with retrospective effect. This summary is intended as a general guide of certain Guernsey tax matters related to the holders of ordinary shares of the Company (“Shareholders”) only and is not, is not intended to be nor should it be construed to be, legal or tax advice or a summary of all tax matters in Guernsey.

Shareholders, whether corporations or individuals, that are not residents of Guernsey for tax purposes and who do not conduct business in Guernsey through a permanent establishment situated in Guernsey, will not be subject to Guernsey income or Guernsey withholding tax. Any distributions made by the Company to non-Guernsey tax resident Shareholders will not be subject to Guernsey income or Guernsey withholding tax.

Individual Shareholders who are residents of Guernsey for tax purposes will generally be subject to Guernsey income tax at the individual standard rate of 20% on distributions received from the Company.

Corporate Shareholders that are residents of Guernsey for tax purposes (and which do not have exempt company status under the Income Tax (Exempt Bodies) (Guernsey) Ordinance, 1989, as amended) will generally be subject to Guernsey income tax at the company standard rate, which is currently 0%, on distributions received from the Company.

Guernsey does not currently levy capital gains tax (with the exception of a dwellings profit tax) and, therefore, Shareholders will not suffer capital gains tax in Guernsey.

No stamp duty is chargeable in Guernsey on the issue, acquisition, transfer, conversion or redemption or other disposition of ordinary shares of the Company (provided that it does not hold Guernsey real property).

Guernsey has implemented through domestic legislation matters related to (i) the Foreign Account Tax Compliance Act, or FATCA, contained in the United States Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder and (ii) the Organization for Economic Co-operation and Development’s regime known as the Common Reporting Standard, or CRS. Pursuant to FATCA and CRS, disclosure and reporting of information may be required, including disclosure of certain information about Shareholders, their ultimate beneficial owners and/or controllers and their investment in the Company. You should consult your tax advisers regarding the possible implications of FATCA, CRS and other similar regimes that may be relevant to your ownership and disposition of ordinary shares of the Company.

S-15

PLAN OF DISTRIBUTION

We are offering 2,666,670 ordinary shares without any investment bank. This is a self-underwritten offering. This prospectus supplement and accompanying prospectus is part of a registration statement that permits our officers and directors to sell the ordinary shares directly to the public with no commission or other remuneration payable to him for any ordinary shares that are sold by him.. We have not entered into any underwriting or agent agreement, arrangement or understanding for the sale of the securities being offered pursuant to this prospectus supplement. This offering is intended to be made solely by the delivery of this prospectus supplement and the accompanying subscription agreements to prospective investors.

This offering is intended to be made solely by the delivery of this prospectus supplement, the accompanying prospectus and the accompanying subscription agreement to prospective investors.. Our officers and directors will sell the ordinary shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act, at the time of their participation; and

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates may purchase ordinary shares in this offering.

Investors interested in subscribing for the ordinary shares in this offering must complete and deliver to the Company a completed securities purchase agreement to the address provided in the securities purchase agreement. Upon receipt of the completed securities purchase agreement, the Company will inform the investor that it has accepted the subscription and send prompt notification of this acceptance if the Company decides to accept the subscription. Then the investor should deliver the purchase price for the number of ordinary shares being purchased by wire transfer in immediately available funds using the wire transfer instructions provided in the securities purchase agreement. Promptly following the receipt of purchase proceeds from the investor, the Company will notify its transfer agent to either deliver the subscribed ordinary shares in a book entry form or in the investor’s brokerage account as requested by the investor. All funds for subscriptions in the offering will be transmitted to the Company’s bank account for immediate use by the Company. The Company shall not offer and sell fractional ordinary shares in this Offering.

Pursuant to the securities purchase agreement, beginning on September 14, 2023 until the earlier of (i) February 14, 2024 and (ii) the day immediately following the closing date of a Subsequent Financing (as defined herein), if the Company enters into an offering of ordinary shares, except for certain transactions, for a purchase price below $1.50, the investors in this offering will be entitled to additional ordinary shares. A Subsequent Financing means the next sale by the Company of ordinary shares after the date of this offering with net proceeds to the Company of at least $10,000,000.

We have not arranged to place the funds from investors in an escrow, trust or similar account. All funds for subscriptions in the offering will be transmitted to the Company’s bank account for immediate use by the Company. As a result, upon execution of the securities purchase agreement by the subscriber and acceptance by the Company such subscription is irrevocable.

Our obligations to issue and sell the ordinary shares to the purchasers is subject to the conditions set forth in the securities purchase agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase the ordinary shares is subject to the conditions set forth in the securities purchase agreement as well, which may also be waived.

We estimate the total offering expenses in this offering that will be payable by us will be approximately $50,000, which include legal, accounting, stock issuances and printing costs.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. A form of securities purchase agreement with investors will be filed as an exhibit to Form 6-K.

S-16

Selling Restrictions

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant Member State of any shares at any time under the following exemptions under the Prospectus Regulation (defined below):

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that has been approved by the Financial Conduct Authority, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”), provided that no such offer of shares shall require the Company or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

S-17

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any share and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, this prospectus supplement is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and should not act or rely on it.

LEGAL MATTERS

Certain legal matters with respect to Guernsey law in connection with the validity of our ordinary shares registered hereby will be passed upon for us by Carey Olsen (Guernsey) LLP, Bailiwick of Guernsey. Certain matters of U.S. federal law will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The consolidated financial statements of OKYO Pharma Limited as of March 31, 2023 and for the year then ended, included in our Form 20-F annual report for the year ended March 31, 2023 and incorporated by reference in this prospectus have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph regarding our ability to continue as a going concern.

The consolidated financial statements of OKYO Pharma Limited as of March 31, 2022, and 2021 and for each of the years then ended, included in our Form 20-F annual report for the year ended March 31, 2022 and incorporated by reference in this prospectus have been audited by Mazars LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph regarding our ability to continue as a going concern. The registered business address of Mazars LLP is 30 Old Bailey, London EC4M 7AU, United Kingdom.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying base prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying base prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus, and will be considered to be a part of this prospectus supplement and the accompanying base prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement and the and the accompanying base prospectus form a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold:

●	our Annual Report on Form 20-F for the fiscal year ended March 31, 2023;

●	Our Amended Annual Report on Form 20-F/A for the fiscal year ended March 31, 2023; and

●	Our Reports of Foreign Private Issuer on Form 6-K filed on April 4, 2023, April 5, 2023, April 25, 2023, May 2, 2023, May 3, 2023 (2), May 11, 2023 (2), May 15, 2023, May 19, 2023, May 22, 2023, June 6, 2023, July 27, 2023, July 28, 2023 (3), July 31, 2023, August 29, 2023, August 30, 2023, September 8, 2023, September 13, 2023 and September 14, 2023 (2).

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on May 10, 2022, as amended by Form 8-A/A filed with the SEC on June 2, 2023, including any amendments or reports filed for the purpose of updating such description.

S-18

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

OKYO Pharma Limited

Martello Court

Admiral Park

St. Peter Port

Guernsey GY1 3HB

+44 (0)20 7495 2379

You may also access these documents on our website, www.okyopharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

S-19

PROSPECTUS

$100,000,000

Ordinary Shares

Warrants

Units

We may offer, issue and sell from time to time up to $100,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, warrants to purchase ordinary shares, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, warrants, and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “OKYO”. On June 7, 2023, the last reported price of our ordinary shares on The Nasdaq Capital Market was $1.45 per share.

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” in this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2023.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to an offering of our securities. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Throughout this prospectus, unless otherwise designated, the terms “OKYO,” “OKYO Pharma Limited,” “the company,” “we,” “us” and “our” refer to OKYO Pharma Limited and its wholly-owned subsidiary, OKYO Pharma US, Inc. References to “ordinary shares”, “warrants” and “share capital” refer to the ordinary shares, warrants and share capital, respectively, of OKYO Pharma Limited.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002, as amended.

We may take advantage of these reduced reporting and other regulatory requirements until such time that we are no longer an emerging growth company. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

-ii-

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus titled “About this Prospectus,” “Risk Factors,” and “Prospectus Summary.” All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus, particularly in the section of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

-iii-

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the securities that may be sold from time to time, and our financial statements and the notes thereto, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

Overview

We are a clinical-stage biopharmaceutical company developing next-generation therapeutics to improve the lives of patients suffering from inflammatory eye diseases and ocular pain. Our research program is focused on a novel G Protein-Coupled Receptor, or GPCR, which we believe plays a key role in the pathology of these inflammatory eye diseases of high unmet medical need. Our therapeutic approach is focused on targeting inflammatory and pain modulation pathways that drive these conditions. We are presently developing OK-101, our lead preclinical product candidate, for the treatment of dry eye disease (“DED”). We also plan to evaluate its potential in benefiting patients with ocular neuropathic pain, uveitis and allergic conjunctivitis. We have also been evaluating OK-201, a bovine adrenal medulla, or BAM, lipidated-peptide preclinical analogue candidate that is currently in developmental stage.

On February 21, 2018, we announced that we successfully obtained (via assignment from Panetta Partners Ltd., a related party) a license from On Target Therapeutics LLC, or OTT, to patents owned or controlled by OTT and a sub-license from OTT to certain patents licensed by OTT from Tufts Medical Center Inc., or TMC, to support our ophthalmic disease drug programs. These licenses gave us the right to exploit the intellectual property, or IP estate which is directed to compositions-of-matter and methodologies for treating ocular inflammation, DED, with chemerin or lipid-linked chemerin analogues. We also have a license from TMC to a separate IP estate for treating symptoms of ocular neuropathic pain and uveitis associated pain. On August 6, 2019, we signed a collaborative agreement with TMC on a research program focused on ocular neuropathic pain.

On January 7, 2021, we announced the appointment of Mr. Gabriele Cerrone as Non-Executive Chairman and Director, and Gary S. Jacob, Ph.D. as Chief Executive Officer and Director. The addition of these two individuals was a significant step for us, highlighting a careful realignment of the strategic focus of our research and development program, with the aim of facilitating advancement of both of our preclinical programs. We believed this realignment would allow us to file investigational new drug, or IND, applications on our drug candidates with the U.S. Food and Drug Administration, or FDA, in the shortest time possible.

OK-101

OK-101, our lead clinical-stage product candidate, is focused on keratoconjunctivitis sicca, commonly referred to as DED, which is a multifactorial disease caused by an underlying inflammation resulting in the lack of lubrication and moisture in the surface of the eye. DED is one of the most common ophthalmic conditions encountered in clinical practice. Symptoms of DED include constant discomfort and irritation accompanied by inflammation of the ocular surface, visual impairment and potential damage to the ocular surface. There are presently approximately 20 million people suffering from DED in the U.S. alone (Farrand et al. AJO 2017; 182:90), with the disease affecting approximately up to 34% of the population aged 50+ (Dana et al. AJO 2019; 202:47), and with women representing approximately two-thirds of those affected (Matossian et al. J Womens Health (Larchmt) 2019; 28:502–514). Prevalence of DED is anticipated to increase substantially in the next 10-20 years due to aging populations in the U.S., Europe, Japan and China and use of contact lenses in the younger population. We believe this increase in prevalence of DED represents a major expanding economic burden to public healthcare. According to Market Research Report, Dry Eye Disease, December 2020, the global DED market in 2019 was approximately $5.22 billion, with the market size expected to reach $6.54 billion by 2027. In addition, DED causes approximately $3.8 billion annually in healthcare costs and represents a major economic burden to public healthcare, accounting for more than $50 billion to the U.S. economy annually.

At present, there are 5 prescription drugs available to treat DED: 1) Restasis (0.05% cyclosporine), 2) Cequa (0.09% cyclosporine), 3) Xiidra (5% lifitegrast), 4) Tyrvaya (0.03 mg varenicline), and 5) Eysuvis (0.25% loteprednol – a corticosteroid for short term use only). However, DED continues to be a major unmet medical need due to the large number of patients not well served by the treatments available to them through the medical community.

The development of new drugs to treat DED has been particularly challenging due to the heterogeneous nature of the patient population suffering from DED, and due to the difficulties in demonstrating an improvement in both signs and symptoms of the disease in well-controlled clinical trials. The evidence from over 40 years of scientific literature, however, suggests inflammation as the most common underlying element of DED. Consequently, development of new therapeutic agents that target inflammatory pathways is looking to be an attractive approach in improving symptoms in DED patients. Moreover, large number of dry eye patients suffer from ocular neuropathic pain, making their condition more resistant to topical anti-inflammatory therapy, and a drug capable of targeting both of these aspects of DED would be a significant addition to the ocular-care practitioner’s arsenal for the treatment of DED.

The chemerin receptor (CMKLR1 or ChemR23) is a chemokine like GCPR expressed on select populations of cells including inflammatory mediators, epithelial and endothelial cells as well as neurons and glial cells in the dorsal root ganglion, spinal cord, and retina. Activation of CMKLR1 by chemerin has been shown to resolve the inflammation and pain in animal models of asthma and pain, respectively. We have been pioneering the development of OK-101, a lipidated-chemerin analogue, which is an agonist of CMKLR1, in treating DED and other ocular inflammatory conditions. OK-101 was first identified in a program developed by OTT using membrane-tethered ligand technology.

To expand our understanding of the structure-activity relationships of the lipidated-chemerin analogues, such as OK-101, as agonists of the chemerin receptor, we synthesized a small library of analogues of OK-101. We screened these analogues in a cell-line based receptor binding assay to characterize the agonist potency of these lipidated-chemerin analogues. This work has also been coupled to an evaluation of a subset of these analogues’ potential in treating DED by using a variety of preclinical studies and dry eye animal model studies. After evaluating a number of our analogues in a mouse model of acute DED by looking at their ability to reduce corneal permeability, a measure of dry-eye effectiveness, as well as the analogues’ impact on immune response, we determined that OK-101 was in fact the most potent analogue in reducing corneal permeability and down-regulating immune response. In addition, in a separate set of animal model experiments, OK-101 was shown to exhibit potent ocular pain-reducing activity in a ciliary nerve ligation mouse model of corneal neuropathic pain. Following these studies, we evaluated the ocular tolerance of OK-101 via repeated ocular instillation in rabbits followed by clinical ophthalmic observations. Rabbit ocular tolerance tests on OK-101 showed no adverse signs such as inflammation, chemosis or hyperemia and no signs of local irritation. With potential anti-inflammatory and neuropathic pain reducing characteristics, we are developing OK-101 for the treatment of DED.

Based on the results from the DED animal model, the neuropathic corneal pain model as well as the rabbit ocular tolerance studies, we moved forward over the past 18 months with plans to file an IND on OK-101 to treat DED to enable us to begin clinical trials soon thereafter. During the fourth quarter of 2021 we successfully manufactured a 200-gram batch of OK-101 drug substance needed for initiating the IND-enabling studies that were begun during the first quarter of 2022. In support of this work, we also had previously signed an agreement on April 13, 2021, with Ora, Inc., or Ora, a major clinical research organization, or CRO, specializing in ophthalmic drug development.

We recently completed the final stages of a concerted effort to complete all IND enabling activities and filed with FDA the IND on OK-101 to treat DED on November 18, 2022. On December 22, 2022 we announced that we received clearance of the IND application from the FDA to enable us to initiate a Phase 2, first-in-human, clinical study of OK-101 for the treatment of DED.

On February 15, 2022, we announced the successful completion of the pre-IND meeting facilitated by Ora with the FDA regarding development plans for OK-101 to treat DED. Both nonclinical and clinical development milestones were covered in the pre-IND meeting, with the FDA agreeing that our first human trial would be a Phase 2 safety and efficacy trial in DED patients. The FDA also provided guidance on the planned protocol for this trial in DED patients, concurring with one particular option OKYO has considered for the protocol which is to designate co-primary efficacy endpoints covering both a sign and a symptom of DED in the clinical trial. Notably, the final decision we recently took to, in fact, designate these two primary efficacy endpoints in the clinical protocol of the ongoing phase 2 trial is significant as should this phase 2 trial then meet these prespecified endpoints, the trial should considerably affect the timeline to an NDA filing with the FDA for OK-101 to treat DED.

On May 2, 2023, we announced that the first patient has been screened for our Phase 2, multi-center, randomized, double-blinded, placebo-controlled trial of OK-101. Because the drug is designed to be administered topically, we were able to skip the standard Phase 1 studies typically expected with orally delivered or injectable drug candidates in non-life-threatening conditions and we opened the first trial with OK-101 as a Phase 2 clinical trial in DED patients (See OKYO Pipeline below). This trial is planned to be conducted in approximately 200 to 240 DED patients. The study is being designed in conjunction with and is being managed and monitored by Ora, well known for its leadership of ophthalmic clinical trial activities. The Phase 2 trial is expected to be completed in 6-8 months from enrollment of the first patient.

OKYO Pipeline

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section titled “Risk Factors” before deciding whether to invest in our ordinary shares. These important risks include, but are not limited to, the following:

● We have only recently committed to our new business and our product candidates are in the early stages of development and it may be some years until we generate revenue, if at all.

● Our product candidates have not been evaluated in clinical trials and results in the clinic may not be reproduced in human trials.

● There is a high degree of failure for product candidates as they progress through clinical trials and clinical trial data may be interpreted in varying ways which may delay, limit or prevent future regulatory approvals.

● The development of pharmaceutical products carries significant risk of failure in early and late stage development programs.

● We anticipate that we will continue to incur significant losses for the foreseeable future.

● We will need to spend extensively on further research activities and there can be no guarantee that we will have access to sufficient funds to fully realize our research and development plan or to commercialize any products derived from research activities.

● Even if we successfully develop a product which shows efficacy in human subjects there remain high barriers to commercial success.

● We face significant competition from pharmaceutical companies. We have competitors internationally, including major multinational pharmaceutical companies, universities and research institutions. In respect of OK-101 as an indication for the treatment of DED, there are a number of established companies engaged in the development and marketing of preparations addressing the DED market. In addition, there are a wide range of products addressing the DED market currently approved and marketed by a number of large and small pharmaceutical companies.

●The expiration of certain intellectual property rights or an inability to obtain, maintain or enforce adequate intellectual property rights for products that are marketed or in development may result in additional competition from other third-party products. Third parties may have blocking intellectual property rights which could prevent the sale of products by us or require that compensation be paid to such third parties.

● Our product candidates could infringe patents and other intellectual property rights of third parties.

● COVID-19 has adversely affected our business, and any new pandemic, epidemic or outbreak of an infectious disease may further adversely affect our business.

● The relationship of the UK with the EU could impact our ability to operate efficiently in certain jurisdictions or in certain markets.

● Even if we complete the necessary clinical trials, we cannot predict when, or if, we will obtain regulatory approval to commercialize our product candidates and the approval may be for a more narrow indication than we seek.

● If our competitors are able to obtain orphan drug exclusivity for products that constitute the same drug and treat the same indications as our product candidates, we may not be able to have competing products approved by applicable regulatory authorities for a significant period of time. In addition, even if we obtain orphan drug exclusivity for any of our products, such exclusivity may not protect us from competition.

● Even if we obtain regulatory approval for a product candidate, our product candidates will remain subject to regulatory oversight.

● Even if we obtain and maintain approval for our product candidates in a major pharmaceutical market such as the United States, we may never obtain approval for our product candidates in other major markets.

● We may seek a conditional marketing authorization in the United Kingdom and EU for some or all of our current product candidates, but we may not be able to obtain or maintain such designation.

● Healthcare legislative reform measures may have a negative impact on our business and results of operations.

● We are subject to governmental regulation and other legal obligations related to privacy, data protection and data security. Our actual or perceived failure to comply with such obligations could harm our business.

● We do not know whether an active, liquid and orderly trading market will develop for our ordinary share’s or what the market price of our ordinary shares will be. As a result, it may be difficult for ordinary shareholders to sell their ordinary share’s.

● Holders of our ordinary shares may experience substantial dilution upon the exercise of outstanding options and warrants.

● The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

● If we are a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.

Corporate Information

We were originally incorporated in the British Virgin Islands as a British Virgin Islands Business Company on July 4, 2007 under the BVI Business Companies Act 2004 with company number 1415559 under the name Jellon Enterprises, Inc. Our legal and commercial name was changed to Minor Metals & Mining, Inc. on October 24, 2007, to Emerging Metals Limited on November 28, 2007, to West African Minerals Corporation on December 9, 2011, and to OKYO Pharma Corporation on January 10, 2018. On March 9, 2018, shareholders approved the cancellation of our AIM listing and migration to Guernsey. On July 3, 2018, following the approval of the Guernsey Companies Registry, we were registered under the Guernsey Companies Law under the name OKYO Pharma Limited, as a Guernsey company with limited liability, an indefinite life and company number 65220. We are domiciled in Guernsey. On July 17, 2018, our Ordinary Shares were admitted to listing on the standard segment of the Official List of the FCA and admitted to trading on the Main Market of the London Stock Exchange. We are subject to the Takeover Code.

Our registered office is located at Martello Court, Admiral Park, St. Peter Port, Guernsey GY1 3HB and our telephone number is +44 (0) 20 7495 2379. Our website address is www.okyopharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement. Our agent for service of process in the United States is OKYO Pharma US, Inc.

“OKYO,” the OKYO logo and other trademarks or service marks of OKYO Pharma Limited appearing in this prospectus are the property of OKYO or our subsidiary. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

Implications of Being an Emerging Growth Company

We are an EGC as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not EGCs. These exemptions include:

●	the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” and

●	not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Section 107 of the JOBS Act also provides that an EGC can take advantage of the extended transition period provided in Section 13(a) of the Exchange Act, for complying with new or revised accounting standards. As a result, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an EGC until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (2) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the last day of any fiscal year that the aggregate worldwide market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three-year period.

Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with FPI status. Even after we no longer qualify as an EGC, as long as we qualify as an FPI under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

FPIs are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an EGC, but remain an FPI, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an EGC nor an FPI.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM OF ASSOCIATION

We were originally incorporated in the British Virgin Islands as a British Virgin Islands Business Company on 4 July 2007 under the BVI Business Companies Act 2004 with company number 1415559 under the name Jellon Enterprises, Inc. Our legal and commercial name was changed to Minor Metals & Mining, Inc. on October 24, 2007, to Emerging Metals Limited on November 28, 2007, to West African Minerals Corporation on December 9, 2011, and to OKYO Pharma Corporation on January 10, 2018. On March 9, 2018, shareholders approved the cancellation of the Company’s AIM listing and migration to Guernsey. On July 3, 2018, following the approval of the Guernsey Companies Registry, the Company was registered under the Guernsey Companies Law under the name OKYO Pharma Limited, as a Guernsey company with limited liability, an indefinite life and company number 65220. The Company is domiciled in Guernsey.

Our registered office is located at Martello Court, Admiral Park, St. Peter Port, Guernsey, GY1 3HB and our telephone number is +44 (0) 20 7495 2379. Our website address is www.okyopharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement.

Current authorized share capital

Not applicable.

Current issued share capital

As of May 26, 2023, our issued share capital was 25,519,774 ordinary shares, no par value. Each issued ordinary share is fully paid.

Options

As of May 26, 2023, there were vested options to purchase 550,856 ordinary shares outstanding with a weighted average exercise price of $4.41 per ordinary share. The remaining options to purchase 76,164,333 ordinary shares vest between January 31, 2023 and March 14, 2027.

Warrants

As of May 26, 2023, there were warrants to purchase 538,461 ordinary shares outstanding as follows:

No. outstanding	Exercise Price	Exercise Price	Final Exercise Date

538,461	$3.610	£2.925	07/17/2023

Warrants to purchase 538,491 ordinary shares are exercisable based on the achievement of milestones, with a final exercise date of July 17, 2023.

Information about the Ordinary Shares

In accordance with our Articles, the following summarizes the rights of holders of our ordinary shares:

●	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

●	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings; and

●	holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

Articles

We are incorporated in Guernsey as a non-cellular company limited by shares under company number 65220. We are governed by our Articles and the Guernsey Companies Law.

Our Articles were adopted by a special resolution of our shareholders at our annual general meeting held on September 25, 2020. The summary below is not a complete copy of the terms of the Articles.

The Articles contain no specific restrictions on our purpose and therefore our purpose is unrestricted.

The Articles contain, among other things, provisions to the following effect:

Share Capital

Our share capital currently consists of ordinary shares. Subject to the Guernsey Companies Law and to any rights attached to existing shares, we may issue shares with such rights or restrictions as may be determined by the board. In addition, shares which are to be redeemed, or are liable to be redeemed at our option or the holder of such shares may be issued with the board determining the terms and conditions of such redemption.

All of our issued and outstanding ordinary shares are fully paid. Holders of ordinary shares do not have conversion or redemption rights. There are no provisions in our Articles discriminating against a shareholder as a result of such shareholder’s ownership of a particular number of shares.

Preferred Shares

Our board of directors may provide for other classes of shares, including series of preferred shares. If any preferred shares are issued, the rights, preferences and privileges of our ordinary shares will be subject to, and may be adversely affected by, the rights of holders of such preferred shares.

Voting

Subject to any rights or restrictions attached to any shares, on a show of hands every shareholder who is present in person or by proxy at a general meeting shall have one vote. On a poll, every shareholder present in person or by proxy at a general meeting shall have one vote for every ordinary share held by such shareholder. A proxy need not be a shareholder of ours.

A shareholder shall not be entitled, in respect of any shares held by such shareholder, to vote (either personally or by proxy) at any general meeting of ours unless all amounts payable by such shareholder in respect of that share in our capital have been paid or credited as having been paid, or where such shareholder is in default of the provisions in the Articles requiring disclosure of ownership of shares and we have served a direction notice on such shareholder advising such shareholder that such shares may not be voted.

Variation of Rights

All or any of the rights, privileges or conditions attached to any class of shares in issue may only be varied with the consent in writing of the holders of 75% in value of the issued shares of that class (excluding treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. A quorum for the separate class meeting is two persons (in person or by proxy) holding one-third of the voting rights of the shares of that class or group.

Alteration of capital

We may by ordinary resolution:

(a) consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(b) sub-divide all or any of our shares into shares of a smaller amount than is fixed by our Articles or by ordinary resolution;

(c) cancel any shares which, at the date of passing the resolution have not been taken up or agreed to be taken up;

(d) convert the whole, or any particular class, of our shares into redeemable shares;

(e) redesignate the whole, or any particular class, of our shares into shares of another class;

(f) covert all or any of our shares into shares of a nominal amount of a different currency, at the exchange rate; and

(g) where our shares were expressed in a particular currency, denominate or redenominate it.

Dividends

(a) Subject to the Guernsey Companies Law, our directors may authorize dividends and distributions to be paid to Shareholders. If any share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, such share shall rank for dividend or distribution accordingly.

(b) Our directors may direct that any dividend or distribution shall be satisfied wholly or partly by the distribution of assets, and in particular of paid-up shares, debentures, or other securities of any other company.

(c) No dividend or distribution payable shall bear interest against us.

(d) A transfer of shares shall not pass the right to any dividend or distribution declared thereon before the registration of the transfer.

(e) All dividends or distribution unclaimed for a period of one year from the date on which such dividend or distribution was declared may be invested or otherwise made use of by our directors for the benefit of until claimed.

(f) All dividends or distribution unclaimed for a period of six years from the date on which such dividend or distribution was declared shall, if our directors so resolve, be forfeited and shall revert to us.

(g) Subject to the Guernsey Companies Law or in the terms of issue of any share in our capital, for the purposes of making any distribution or paying any dividend, our directors may determine that those persons who are entered on the register of members at the close of business on a day determined by our directors shall be the persons who are entitled to receive such dividends or distributions.

(h) Payments of dividends or distributions may be made by electronic transfer in such manner as agreed between the member and us or by cheque or warrant.

Transfer of Ordinary Shares

A shareholder may transfer all or any of their shares (i) in the case of certificated shares by transfer in writing in any usual or common form or in any other form acceptable to our directors; and (ii) in the case of uncertificated shares, in the manner provided for in the rules and procedures of the operator of the “relevant system” (i.e., the CREST System) and in accordance with and subject to the CREST Regulations.

The instrument of transfer of a certified share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee.

Our board of directors may, in its absolute discretion and without assigning any reason, decline to register any transfer of certificated share or uncertified shares unless it is:

(a)	in respect of a share which is fully paid up;

(b)	in respect of a share in which we have no lien;

(c)	in respect of only one class of share;

(d)	in favor of a single transferee or not more than four joint transferees; and

(e)	in relation to a certificated share, delivered for registration to our registered office (or such other place as our board of directors may from time to time determine) accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require, to show the right of the transferor to make the transfer.

Our board of directors shall not refuse to register any transfer or renunciation of partly paid shares which are listed on the Main Market of the London Stock Exchange on the grounds that they are partly paid shares in circumstances where that refusal would prevent dealings in any such shares from taking place on an open and proper basis.

Disclosure of Ownership

Our directors may by notice in writing require a shareholder to disclose to us the identity of any person other than such shareholder who has, or has had, at any time during the three years immediately preceding the date on which the notice is issued, any interest (whether direct or indirect) in the shares held by such shareholder.

If a shareholder, or any other person appearing to be interested in shares held by that shareholder, has been issued with such a notice and has failed in relation to any shares, or the Default Interests, to give the Company the information thereby required within the prescribed period from the service of the notice, our directors may in their discretion serve a direction notice on such shareholder which may direct that:

(a) the shareholder shall not be entitled in respect of the Default Interests to be present or to vote (either in person or by proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(b) where the Default Interests represent at least 0.25%. of the number of shares in issue of the class concerned:

(i) any dividend, distribution or other money payable in respect of the shares shall be withheld by us, which shall not have any obligation to pay interest on it; and

(ii) no transfer of the Default Interests held by us shall be registered unless: (I) the shareholder is not themself in default as regards supplying the information requested; and (II) the shareholder proves to the satisfaction of our directors that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

Requirement to disclose interests

Each shareholder shall be under an obligation to comply with the disclosure and notification requirements set out in Chapter 5 of the DTRs. If the Company determines that a shareholder, or the Defaulting Member, has not complied with the provisions of Chapter 5 of the DTRs with respect to some or all of such shares held by such Shareholder, or the Default Shares, we shall have the right by delivery of notice to the Defaulting Member, or a Default Notice, to:

(a) suspend the right of such Defaulting Member to vote on the Default Shares in person or by proxy at any meeting of ours; and/or

(b) (i) withhold, without any obligation to pay interest thereon, any dividend or other amount payable with respect to the Default Shares, (ii) render ineffective any election to receive our shares instead of cash in respect of any dividend or part thereof, and/or (iii) prohibit the transfer of any of our shares held by the Defaulting Member except with the consent of ours.

Pre-emptive Rights

Neither the laws of Guernsey nor the Articles provide shareholders with pre-emptive rights when new shares are issued by the Company.

Board of Directors

Unless otherwise determined by the company by ordinary resolution, the number of directors (other than any alternate directors) shall not be less than one, but there shall be no maximum number of directors.

The business and affairs of the Company shall be managed by, or under the direction or supervision of the our directors who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers necessary for managing, and for directing and supervising the management of, the our business and affairs as are not, by the Guernsey Companies Law or by the Articles, required to be exercised by us in a general meeting, subject to the Articles, to the provisions of the Guernsey Companies Law and to such regulations as may be prescribed by us by special resolution provided that such regulations are not inconsistent with the Articles or the provisions of the Guernsey Companies Law.

Subject to the Articles, our directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. The quorum necessary for the transaction of the business is two unless otherwise resolved by our directors. A meeting of our directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by our directors.

A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with us, or in a transaction or arrangement that has been entered into by us, must declare the nature and extent of such director’s interest to our directors. The declaration must be made at a meeting of our board of directors, or by written notice, or by general notice, in accordance with the Guernsey Companies Law and the Articles.

Our directors shall have power at any time and from time to time to appoint any person to be a director, either to fill a casual vacancy or as an addition to our existing directors.

Subject to the provisions of the Guernsey Companies Law and provided the director has disclosed their interest to our other directors, such director notwithstanding their office may:

(a) be a party to, or otherwise interested in, any transaction or arrangement with us, or in which we are otherwise interested;

(b) act by themself or through their firm in a professional capacity for us be entitled to remuneration as if they were not a director;

(c) be a director or officer of, or employed by, or a party to any transaction or arrangement with, a shareholder of or otherwise directly or indirectly interested in, any corporate entity promoted by us, or with which we have entered into any transaction with or are interested in; and

(d) not by reason of his office, be accountable to us for any benefit which such director derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

A director shall be counted in the quorum at any meeting in relation to any resolution in respect of which such director has declared an interest and may vote thereon.

A person must not be appointed as a director unless such person has consented in writing and submitted their declaration that they are not ineligible to act as a director under the Guernsey Companies Law. A director need not be a shareholder but shall be entitled to receive notice of and attend all of our general meetings.

No person shall, unless recommended by our directors, be eligible for election to the office of director at any general meeting unless not less than three nor more than 21 days before the date appointed for the meeting there shall have been left at our registered office a notice in writing signed by a shareholder, their intention to propose such a person for election (this must be accompanied by that persons willingness to be elected and their signed declaration).

Our directors shall be paid such remuneration (by way of fee) for their services as may be determined by our directors in their absolute discretion. Our directors shall also be entitled to be repaid all travelling, hotel and other expenses of travelling to and from board meetings, committee meetings, general meetings, or otherwise incurred while engaged on our business.

Subject to the provisions of the Guernsey Companies Law, every director shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time our directors, officers or employees (including any other company which is its holding company or in which we have any direct or indirect interest in) against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and /or discharge of their duties or exercise or purported exercise of their powers in relation to or in connection with their duties, powers or offices in relation to us or any other such company or subsidiary.

Any director may at any time by writing appoint any person to be their alternate director and may in like manner at any time terminate such appointment.

The office of director shall, ipso facto, be vacated if such director:

(a) resigns his office by writing under his hand and it is deposited at our registered office and we may agree to accept this at a later date than specified;

(b) shall have absented themselves from meetings of the directors for six months in succession and all our other directors have resolved that such director should vacate their office;

(c) becomes bankrupt, suspends payment or compounds with such director’s creditors, or is adjudged insolvent or has his affairs declared en désastre;

(d) dies;

(e) becomes ineligible to act as a director under the Guernsey Companies Law;

(f) is removed by resolution of our directors in writing signed by all of our other directors (being not less than two in number); or

(g) if we shall by ordinary resolution declare that such person shall cease to be a director.

Indemnity

Our directors (including any alternate director), secretary and other officer or employee for the time being shall be indemnified out of the our assets to the fullest extent permitted by the Guernsey Companies Law from and against all actions, costs, charges, losses, damages and expenses in respect of which they may lawfully be indemnified which they or any of them shall or may incur or sustain by reason of any contract entered into or any act done, concurred in, or omitted, in or about the execution of their duty or supposed duty or in relation thereto.

Limitations on the Rights to Own Our Securities

We are not aware of any limitations on the rights to own our securities, including rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, imposed by foreign law or by our Articles.

General Meetings

An annual general meeting of ours shall be held in each calendar year (provided that no more than fifteen months may elapse between one annual general meeting and the next) at such time and place as may be determined by our directors.

Our directors may convene a general meeting whenever they think fit. General meetings shall also be convened by the directors within 21 days of a requisition by our shareholders as provided for by the Guernsey Companies Law.

Unless special notice is required in accordance with the Guernsey Companies Law, not less than fourteen days’ notice in respect of all general meeting shall be given to all Shareholders (other than those who, under the provisions of the Articles or otherwise, are not entitled to receive notices from the Company).

Every notice shall specify the place, the date and the time of the meeting and the general nature of the business of the meeting. Any general meeting may be held in Guernsey, or elsewhere, as our directors may from time to time determine. There is no age limit at which a director is required to retire.

For the purpose of determining which persons are entitled to attend and vote at any general meeting and how many votes such persons may cast, the Company may specify in the relevant notice of general meeting a time, not more than forty eight hours (excluding any days which are not business days) before the time fixed for the meeting, by which a person must be entered on the register of members in order to have the right to attend and vote at the meeting.

No business shall be transacted unless the requisite quorum is present when the meeting proceeds to business. Two shareholders present in person or by proxy and entitled to vote shall be a quorum, save where we only have one shareholder.

If within half an hour from the time appointed for the general meeting a quorum is not present, if convened on the requisition of the shareholders the meeting shall be dissolved. In any other case the meeting shall be adjourned to the same day in the next week at the same time and place and no notice of such adjournment need be given. At any such adjourned meeting, those shareholders present in person or by proxy shall be a quorum. If no shareholders are present at the adjourned meeting, the meeting shall be dissolved.

Every question submitted to a general meeting shall be determined in the first instance by a show of hands of the shareholders present in person or by proxy or by attorney and entitled to vote, but a poll may be demanded by no fewer than five shareholders having the right to vote on the resolution, or one or more of the shareholders present in person or by proxy representing at least 10%. of the total voting rights of all of the shareholders having the right to vote on the resolution.

Corporate representatives

Any corporation which is a shareholder may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of ours or of any class of shareholders, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder.

Borrowing Powers

Subject to the Articles and the Guernsey Companies Law, our board of directors may exercise all of the powers of the company to:

(a)	borrow money;

(b)	indemnify and guarantee;

(c)	mortgage or charge;

(d)	create and issue debentures and other securities; and

(e)	give security either outright or as collateral security for any debt, liability or obligation of the company or of any third party.

Uncertificated Shares

Subject to the Guernsey Companies Law, our board of directors may permit title to shares of any class to be issued or held otherwise than by a certificate and to be transferred by means of a “relevant system” (i.e., the CREST System) without a certificate.

Our board of directors may take such steps as it sees fit in relation to the evidencing of and transfer of title to uncertificated shares, any records relating to the holding of uncertificated shares and the conversion of uncertificated shares to certificated shares, or vice-versa.

Our board of directors may by notice to the holder of an uncertificated share, require that share to be converted into certificated form.

Our board of directors may take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertified share or otherwise to enforce a lien in respect of it.

Winding up

Subject to any preferred, deferred or other special rights, or subject to such conditions or restrictions to which any shares in our capital may be issued, on a winding-up or other return of capital, the holders of our ordinary shares are entitled to share in any surplus assets pro rata to their holdings of such ordinary shares. A liquidator may, with the sanction of a special resolution of ours and any other sanction required by the Guernsey Companies Law, divide amongst our shareholders in specie or in kind the whole or any part of our assets (whether or not the assets shall consist of property of one kind or shall consist of property of different kinds), those assets to be set at such value as such liquidator deems fair. A liquidator may also vest the whole or any part of our assets in trustees on trusts for the benefit of the shareholders as the liquidator shall think fit.

Where the Company is proposed to be or is in the course of being wound up and the whole or part of its business or property is proposed to be transferred or sold to another company the liquidator may, with the sanction of an ordinary resolution, receive in compensation for the transfer or sale, shares, policies or other like interests in such other company for distribution among our shareholders or may enter into any other arrangement whereby our shareholders may, in lieu of receiving cash, shares, policies or other like interests, or in addition thereto, participate in the profits of or receive any other benefits from such company.

Issue of shares and share rights

Our directors may exercise the power of the company for an unlimited duration to issue an unlimited number of shares or grant rights to subscribe for, or to convert any security into shares.

We may issue shares which: (i) are redeemable shares; (ii) confer preferential rights to distribution of capital or income; (iii) do not entitle the holder to voting rights; and (iv) entitle the holder to restricted voting rights. Our directors may issue shares which have a nominal or par value, no par value, in any number they see fit and in fractions of a share. Subject to “Variation of Rights” above, we may convert all or any classes of our shares into redeemable shares.

Our directors may make arrangements on the issue of shares to distinguish between shareholders as to the amounts and the times of payments of calls on their shares and issue shares that provide for the payment of dividends and distributions in differing proportions.

Acquisition of own shares

Subject to the provisions of the Guernsey Companies Law and the rights of holders of any class of shares, we may purchase our own shares, including redeemable shares.

Liens, Calls on Shares and Forfeiture

In respect of any shares we issue that are not fully paid, we will have a first and paramount lien on every share (not being a fully paid share) for all moneys payable at a fixed time or called in respect of such share. Our board of directors may make calls upon shareholders for any amounts unpaid in respect of their shares, subject to the terms of allotment (whether in respect of nominal value or premium).

If a call remains unpaid after it has become due and payable, then, following notice by our board of directors requiring payment of the unpaid amount together with any accrued interest and expenses incurred, such share may be forfeited by a resolution of our board of directors.

A shareholder whose shares have been forfeited will cease to be a shareholder in respect of such share, but will, notwithstanding the forfeiture, remain liable to us for all moneys which at the date of forfeiture were presently payable together with interest. A forfeited share may be sold, re-allotted or otherwise disposed of as our board of directors sees fit.

Provisions that Would Delay, Defer or Prevent a Change of Control

There are no provisions in our Articles that would have the effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to a merger, acquisition or corporate restructuring involving us or any of our subsidiaries.

Other Relevant Laws and Regulations

Mandatory Bid

The U.K. City Code on Takeovers and Mergers, or Takeover Code, ceased to apply to the Company on May 22, 2023 when the London Main Market listing was terminated.

Shareholder rights under Guernsey Law

The following is a summary of the rights of shareholders under the Guernsey Companies Law and other applicable laws in Guernsey. Prospective shareholders are advised that this is not a complete statement of the rights of Shareholders under applicable law in Guernsey or under the Articles.

(a) Company alterations

Under the Guernsey Companies Law, it is possible for a Guernsey company to merge with another Guernsey company or an overseas company with the approval by a special resolution of members, provided that there is a short form amalgamation process for amalgamations between a company and its wholly-owned subsidiary or between two or more wholly- owned subsidiaries of the same company which does not require a special resolution of the members of each company.

Under the Guernsey Companies Law, a compromise or arrangement is permitted between the company and its creditors or shareholders, or any class thereof, whether for the purpose of facilitating the company’s reconstruction or its merger with another company, or otherwise. An application must be made to court which court will then order a meeting of the company’s creditors or shareholders. It is necessary for 75%. in value of the creditors or 75% of the voting rights of the shareholders, or class thereof, as the case may be, to agree to the compromise or arrangement and if such compromise or arrangement is sanctioned by the court, it will be binding on the creditors or shareholders, or class thereof, as appropriate.

The Guernsey Companies Law also requires the approval of the shareholders by special resolution for the removal of a company from the Guernsey Register of Companies for the purpose of becoming registered as a company under the law of a district, territory or place outside Guernsey.

Under the Guernsey Companies Law, amendments to a company’s articles of incorporation so permitted may be authorized by way of a special resolution of the company’s shareholders (provided that certain provisions within a company’s articles of incorporation can be embedded with a higher voting threshold required for change).

(b) Rights of dissent and appraisal

The Guernsey Companies Law contains rights of dissent (the granting of which is discretionary on the part of the court), which are applicable where the company resolves to:

(i) amalgamate with another corporation (other than vertical or horizontal short form amalgamations);

(ii) transfer of its registration into another jurisdiction; or

(iii) carry out a takeover transaction.

(c) Shareholder derivative actions

The laws of Guernsey permit derivative actions to be brought by a shareholder, or such person as the court directs who, in the discretion of the court, is a proper person to make an application to court to bring a derivative action. Under the laws of Guernsey, the complainant must obtain permission of the court to commence a derivative action.

(d) Sale of undertaking

The Companies Law does not contain provisions in relation to shareholder authority for the sale of a company’s undertaking and, accordingly, the sale, lease or exchange of all or substantially all the property of the company will be governed by the articles of incorporation of a company.

(e) Unfair prejudice

A member of a company may apply to the court on the ground that the affairs of the company are conducted in a manner that is unfairly prejudicial to the interests of members generally or of some part of its members (including at least themselves), or an actual or proposed act or omission of the company is or would be so prejudicial.

If the court is satisfied that an application is well founded it may make such orders as it sees fit, which may include without limitation: (a) requiring the company to refrain from doing or continuing to do an act, or require it to do any act which the applicant has complained it has omitted to do; or (b) providing for the purchase of shares of any member of the company by other members of the company or by the company itself (and the reduction of the company’s capital accordingly).

Differences in Corporate Law

As a non-cellular company limited by shares incorporated in Guernsey, we are governed by the Guernsey Companies Law. The applicable provisions of the Guernsey Companies Law differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Guernsey Companies Law applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to the laws of Guernsey and Delaware law.

	Guernsey		Delaware
Shareholder Meetings	●	Unless a company’s memorandum or articles of incorporation state otherwise, the directors are required to call a general meeting once the company receives requests to do so from shareholders who hold more than 10% of the capital of the company that carries the right of voting at general meetings (excluding any capital held as treasury shares).	●	Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or bylaws.
			●	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors

	●	Unless the shareholders pass a resolution exempting the company from holding an annual general meeting, a company must hold a general meeting of its members within a period of 18 months beginning on the date on which it was incorporated and thereafter at least once every calendar year (with no more than 15 months elapsing between one annual general meeting and the next).	● ●	May be held inside or outside Delaware Notice:

	●	Subject to the articles of incorporation, a meeting may be held at any place in Guernsey or elsewhere.	— Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

	●	Notice:

— A meeting must be called by at least 10 days’ notice or such longer period as provided by the articles of incorporation.

— A meeting may be called by shorter notice if all shareholders entitled to attend and vote so agree.

— The notice shall specify the date, time and place of the meeting, the information of any resolutions to be passed at the meeting and such other information as is required by the articles of incorporation.

Shareholders’ Voting Rights	●	Unless the memorandum or articles of incorporation provide otherwise, directors are appointed by ordinary resolution of the shareholders.	●	With limited exceptions, and unless the certificate of incorporation provides otherwise, shareholders may act by written consent to elect directors.

	●	Any shareholder may appoint another person or persons to be their proxy to exercise all or any of their rights to attend, speak and vote at a meeting.	●	Each stockholder entitled to vote may authorize another person or persons to act for such shareholder by proxy.

	●	Subject to the articles of incorporation, the quorum shall be two shareholders holding 5% of the total voting rights of the company between them.	●	The certificate of incorporation or bylaws may specify the number to constitute a quorum, but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.

	●	Subject to certain limited exceptions, a provision of the articles of incorporation is void to the extent that it would have the effect of excluding or making ineffective a demand for a poll at general meeting.	●	The certificate of incorporation may provide for cumulative voting.

	Guernsey	Delaware
Directors	● Subject to the articles of incorporation, the board of directors must consist of at least one director and is not subject to a maximum number of directors.	●	The board of directors must consist of at least one director and is not subject to a maximum number of directors.

	● Subject to the articles of incorporation, the board of directors may determine the remuneration or other benefits given to a director.	●	The number of directors shall be fixed by the bylaws, unless the certificate of incorporation fixes such number, in which case a change in the number shall be made only by amendment of the certificate of incorporation.

	● A person will cease to be a director if such person:	●	A classified board is permitted.

	— provides written notice of their resignation to the company;	●	The board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.

	— is removed in accordance with the memorandum and articles of incorporation;	●	Removal

— becomes ineligible to be a director under the laws of Guernsey;

	— dies; or	– Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation provides otherwise.

	— otherwise vacates office in accordance with the memorandum and articles of incorporation.	– In the case of a classified board, shareholders may affect removal only for cause.

Interested Shareholders’ Transactions	● The Guernsey Companies Law does not contain any specific prohibition on interested shareholder transactions.	●	The Delaware General Corporation Law contains a business combination statute applicable to corporations whereby, unless the corporation has specifically elected not to be governed by such statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such shareholder becomes an interested shareholder. An interested shareholder generally is a person or a group that owns at least 15% of the corporation’s outstanding voting stock.

Interested Director Transactions	● A director must, immediately after becoming aware of the fact that such director is interested in a transaction or proposed transaction with the company, disclose to the board the nature and extent of such director’s interest.	●	Interested director transactions are permissible and may not be legally voided if:

	Subject to the memorandum and articles of incorporation, a director who is interested in a transaction may vote, attend board meetings, sign documents and do any other thing in such director’s capacity as a director in relation to a transaction in which such director is interested as if such director was not interested in the transaction provided that such director has made the necessary declarations.	— the material facts of the director’s interest are disclosed and a majority of the disinterested directors approve the transaction;

	A transaction in which a director is interested is voidable by the company at any time within 3 months of the date after which the transaction is disclosed to the board unless:	— the material facts of the director’s interest are disclosed and a majority of the shareholders entitled to vote approve the transaction; or

	— the director’s interest was disclosed at the time the transaction was entered into or a disclosure was not required (for example, if the transaction is entered into in the ordinary course of business and on usual terms and conditions);	— the transaction is determined to have been fair to the corporation at the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

— the transaction is ratified by the shareholders; or

— the company received fair value for the transaction.

	Guernsey		Delaware
Dividends	●	A company may pay a dividend if the board of directors is satisfied on reasonable grounds that the company will, immediately after payment of the dividend, satisfy the statutory solvency test contained in the Guernsey Companies Law as well as any other requirement of the memorandum or articles of incorporation.	●	The board of directors may declare and pay dividends, subject to any restrictions contained in the certificate of incorporation, upon the shares of the corporation’s capital stock either: out of its surplus or, in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

	●	A dividend may be of such amount, be paid at such time and be paid to such members as the board of directors thinks fit; provided that the directors must not authorize a dividend in respect of some but not all of the shares in a class or that is of a greater value per share in respect of some shares of a class than in respect of other shares of that class.

	●	Subject to the articles of incorporation, there is no requirement for dividends to be paid out of a particular account or source.

Variation of Rights of Class of Shares	●	A company may only vary the rights of a class of shareholders in accordance with the provisions of the articles of incorporation or, in the absence of such provisions, with the consent in writing from the holders of at least 75% in value of the issued shares of that class or by means of a special resolution passed by at least 75% in value of the issued shares of that class at a separate meeting of shareholders of that class.	●	A corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Mergers and Similar Arrangements	Subject to the articles of incorporation, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a company may be negotiated and approved by the board of directors. Depending on the structure of such a transaction, a separate shareholder approval may be required.		●

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.

	If, within a period of four months after the date of an offer being made in respect of a transfer of shares, the offer is approved or accepted by the shareholders comprising not less than 90% in value of the shares affected, the offeree may, within two months immediately after the last day on which the offer can be approved or accepted, give notice to any dissenting shareholders of its desire to acquire the remaining shares. On the expiration of one month from the date of the notice to acquire, the offeror will be entitled to acquire the shares of the dissenting shareholder(s) by sending them a copy of the notice to acquire and by paying or transferring to them the consideration that such shareholder(s) are entitled to in respect of those shares, at which point the offeror shall be registered as the holder of those shares.		●	The Delaware General Corporation Law also provides that a parent corporation may, by resolution of its board of directors, merge with any subsidiary of which it owns at least 90% of each class of capital stock without a vote by the shareholders of such subsidiary.

Appraisal Rights	●	The Guernsey Companies Law does not specifically provide for any appraisal rights of shareholders. The Guernsey Companies Law does, however, give the courts of Guernsey broad authority in respect of orders made pursuant to successful unfair prejudice claims under the Guernsey Companies Law.	●	A shareholder of a corporation participating in certain major transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by such shareholder in lieu of the transaction consideration.

	Guernsey		Delaware
Shareholder Suits	●	A shareholder may commence or continue a claim as a representative of those with the same interests in the claim. Unless the court directs otherwise, any judgment in which a party is acting as a representative will be binding on all persons represented.	●	Class actions and derivative actions generally are available to shareholders for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

	●	Derivative actions are also available to shareholders in respect of a cause of action arising from an actual or proposed act or omission involving: negligence, default, breach of duty and/or breach of trust by a director of the company.

	●	Costs are awarded by the court at its discretion. The normal order is for the winning party to recover its costs incurred in connection the action.

Limitations on Directors’ Liability and Indemnification of Directors and Officers	●	A company may include in its articles of incorporation provisions limiting the liability of its directors (and officers or other persons); however, any provision that purports to exempt a director from any liability in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.	●	A corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for certain breaches of fiduciary duty. However, such provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit.

	●	Any provision by which a company directly or indirectly provides an indemnity for a director of the company, or any associated company, against any liability in connection with any negligence, default, breach of duty or breach of trust is void, except that:	●	A corporation may indemnify a director or officer of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of any action, suit or proceeding by reason of such person’s position if (i) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful.

— a company is not prevented from purchasing and maintaining for a director of the company, or any associated company, insurance against any such liability; and

— such restriction does not apply to a qualifying third-party indemnity provision, which is a provision for indemnity against liability incurred by a director to a person other than the company or an associated company that does not provide any indemnity against a prescribed list of liabilities, including certain fines and penalties and liabilities incurred in defending certain proceedings.

	Guernsey	Delaware
Directors’ Fiduciary Duties	● The duties of directors in Guernsey are generally owed to the company and its shareholders as a whole rather than to any other person or particular shareholders (subject to certain exceptions) and arise from customary laws, statutory laws and contractual obligations.	● Directors of a Delaware corporation have a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty.

	● Customary law duties of directors include:	— The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform themselves of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

	— a duty to act in good faith, in the best interests of the company, and not for any collateral purpose;	— The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use their corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

— a duty to exercise powers for a proper purpose. Even if a director is acting in good faith and in the best interests of the company, such director must nevertheless use their powers for the proper purpose for which they were conferred;

— a duty to avoid and mitigate conflicts of interest; and

	— a duty to account for profits. As a fiduciary, a director may not take a personal profit from opportunities arising from such director’s office, even if the director is acting honestly and in the best interests of the company. Any such profit must be paid to the company. A director’s entitlement to remuneration and payment of expenses will be governed by the company’s articles of incorporation.	● In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, such director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

● Statutory duties of directors include:

— a general duty to manage the business and affairs of the company; and

— the directors are responsible for considering a solvency test in various circumstances, including in authorizing distributions by the company to its shareholders.

	Guernsey		Delaware
Inspection of Books and Records	●	The register and index of members, register of directors, register of secretaries and copies of all resolutions of shareholders passed other than at general meetings and minutes of the proceedings of general meetings, in each case, in the last six years, must be open for the inspection by any shareholder of the company without charge during ordinary business hours. They must also be open to inspection by any other person upon payment of such fee as may be prescribed by the Guernsey Committee for Economic Development or such lesser fee as the company may request.	●	All shareholders have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

	●	When a company receives a request to inspect its records, the company must comply with that request or apply to the Guernsey courts for a direction not to comply.

Amendments of Governing Documents	●	Subject to certain exceptions, such as the alteration of the statement of the company’s name, a company may only make or alter a provision of its memorandum of incorporation in accordance with the terms of the memorandum of incorporation or by unanimous resolution of all of its shareholders.		Amendments to the certificate of incorporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless the certificate of incorporation provides otherwise. Bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if provided in the certificate of incorporation, also be amended by the board of directors.

	●	A company may alter its articles of incorporation by means of a special resolution passed by at least 75% of the shareholders.

Dissolution and Winding Up	●	A company may be dissolved by means of a compulsory or voluntary winding up or a compulsory or voluntary striking off.		Unless the board of directors approves the proposal to dissolve, dissolution must be approved by all of the shareholders. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares.

	●	An application for voluntary winding up requires a special resolution of the members passed by a majority of at least 75%.

	●	An application for the voluntary striking off of a company must be made by the board of directors and be accompanied by a declaration of compliance confirming that all requirements of Guernsey law with respect to the striking off have been complied with.

Other Guernsey Law Considerations

Registered Shares

We are required by the Guernsey Companies Law to keep a register of our shareholders. Under the laws of Guernsey, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Computershare Investor Services (Guernsey) Limited.

We will perform all procedures necessary to update the share register to reflect any ordinary shares being sold in any potential offering, including updating the share register with the number of ordinary shares to be issued to the depositary upon the closing of any such offering in the future. We also are required by the Guernsey Companies Law to register a transfer of shares (or give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.

We, any of our shareholders, or any other affected person may apply to the court for rectification of the share register if:

●	the name of any person, without sufficient cause, is entered in or omitted from our register of members; or

●	default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member or on which we have a lien, provided that such delay does not prevent dealings in the shares taking place on an open and proper basis.

A shareholder may transfer all or any of his shares (i) in the case of certificated shares by transfer in writing in any usual or common form or in any other form acceptable to the Directors; and (ii) in the case of uncertificated shares, in the manner provided for in the rules and procedures of the operator of the relevant system and in accordance with and subject to the CREST Regulations.

The instrument of transfer of a certified share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee.

The Board may, in its absolute discretion and without assigning any reason, decline to register any transfer of certificated share or uncertified shares unless it is:

(a)	in respect of a share which is fully paid up;

(b)	in respect of a share in which the Company has no lien;

(c)	in respect of only one class of share;

(d)	in favor of a single transferee or not more than four joint transferees; and

(e)	in relation to a certificated share, delivered for registration to the registered office of the Company (or such other place as the Board may from time to time determine) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to prove the right of the transferor to make the transfer.

The Board shall not refuse to register any transfer or renunciation of partly paid shares which are listed on the Main Market of the London Stock Exchange on the grounds that they are partly paid shares in circumstances where that refusal would prevent dealings in any such shares from taking place on an open and proper basis.

Distributions and Dividends

(a) Subject to the Guernsey Companies Law, our directors may authorize dividends and distributions to be paid to shareholders. If any share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, such share shall rank for dividend or distribution accordingly.

(b) Our directors may direct that any dividend or distribution shall be satisfied wholly or partly by the distribution of assets, and in particular of paid-up shares, debentures, or other securities of any other company.

(c) No dividend or distribution payable shall bear interest against us.

(d) A transfer of shares shall not pass the right to any dividend or distribution declared thereon before the registration of the transfer.

(e) Unless otherwise directed, any dividend or distribution may be paid by way of electronic transfer in such manner as agreed between the shareholder and us or by cheque or warrant sent through the post to the registered address of such shareholder entitled thereto, or in the case of joint holders to that one whose name stands first on our register of members in respect of the joint holding.

(f) All dividends or distribution unclaimed for a period of one year from the date on which such dividend or distribution was declared may be invested or otherwise made use of by our directors for our benefit until claimed.

(g) All dividends or distribution unclaimed for a period of six years from the date on which such dividend or distribution was declared shall, if our directors so resolve, be forfeited and shall revert to us.

(h) Subject to the Guernsey Companies Law or in the terms of issue of any share in our capital, for the purposes of making any distribution or paying any dividend, our directors may determine that those persons who are entered on the register of members at the close of business on a day determined by our directors shall be the persons who are entitled to receive such dividends or distributions.

Limitation on Owning Securities

Our Articles do not restrict in any way the ownership or voting of our shares by non-residents.

Purchase of Own Shares

Our Articles, a summary of which is provided above, do not prohibit us from purchasing our own shares.

Our Articles do not have conditions governing changes to our capital which are more stringent that those required by law.

Shareholder Rights

Certain rights granted under the Guernsey Companies Law, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our members. For Guernsey law purposes, our members are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our register of members. In the case of shares held in a settlement system operated by the Depository Trust Company, or DTC, the registered member will be DTC’s nominee, Cede & Co. If a person who holds their ordinary share’s in DTC wishes to exercise certain of the rights granted under the Guernsey Companies Law, they may be required to first take steps to withdraw their ordinary share’s from the settlement system operated by DTC and become the registered holder of the shares in our register of members. A withdrawal of shares from DTC may have tax implications, for additional information on the potential tax implications of withdrawing your shares from the settlement system operated by DTC, see “Material Tax Considerations—Guernsey Taxation.”

Exchange Controls and Other Limitations Affecting Security Holders

Under Guernsey law, there are currently no restrictions on the export or import of capital, including foreign exchange controls or restrictions that affect the remittance of dividends, interest or other payments to nonresidents holders of our ordinary shares.

Enforcement of Civil Liabilities

U.S. laws do not necessarily extend either to us or our officers or directors. We are incorporated under the laws of Guernsey. Some of our directors and officers reside outside of the United States. Substantially all of the assets of both us and our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or us, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any State in the United States.

We have appointed OKYO Pharma US, Inc., as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of the laws of any state of the United States.

A judgment of a U.S. court is not directly enforceable in Guernsey, but constitutes a cause of action which may be enforced by Guernsey courts provided that:

●	the applicable U.S. courts had jurisdiction over the case, as recognized under Guernsey law;

●	the judgment is given on the merits and is final, conclusive and non-appealable;

●	the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;

●	the defendant is not immune under the principles of public international law;

●	the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;

●	the judgment was not obtained by fraud; and

●	the recognition and enforcement of the judgment is not contrary to public policy in Guernsey.

Guernsey courts award compensation for the loss or damage actually sustained by the plaintiff. Although punitive damages are generally unknown to the Guernsey legal system, there is no prohibition on them either by statute or customary law. Whether a particular judgment may be deemed contrary to Guernsey public policy depends on the facts of each case, though judgments found to be exorbitant, unconscionable, or excessive will generally be deemed as contrary to public policy. Moreover, certain defendants may qualify for protection under Protection of Trading Interests Act 1980, an act of the UK extended to Guernsey by the Protection of Trading Interests Act 1980 (Guernsey) Order, 1983. This Act provides that a qualifying defendant is not liable for multiple damages, in excess of that required for actual compensation. A “qualifying defendant” for these purposes is a citizen of the UK and its Colonies (as defined in the Act), a corporation or other limited liability entity organized under the laws of the UK, Guernsey or other territory for whose international relations the UK is responsible or a person conducting business in Guernsey.

Guernsey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. It is doubtful that an original action based on U.S. federal or state securities laws could be brought before Guernsey courts. In addition, a plaintiff who is not resident in Guernsey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Guernsey. In addition, Clarivate has been further advised by our legal counsel in Guernsey that it is uncertain as to whether the courts of Guernsey would entertain original actions or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable, any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material U.K. and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, the securities may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and FINRA fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

U.S. Securities and Exchange Commission registration fee	$11,020
FINRA fee	15,500
Legal fees and expenses	25,000
Accounting fees and expenses	15,000
Other miscellaneous fees and expenses	3,480
Total	$70,000

LEGAL MATTERS

Certain legal matters with respect to English law and Guernsey law in connection with the validity of our ordinary shares registered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe (UK) LLP, United Kingdom and Carey Olsen (Guernsey) LLP, Bailiwick of Guernsey, respectively. Certain matters of U.S. federal law will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The consolidated financial statements of OKYO Pharma Limited as of March 31, 2022, and 2021 and for each of the years then ended, included in our Form 20-F annual report for the year ended March 31, 2022 and incorporated by reference in this prospectus have been audited by Mazars LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph regarding our ability to continue as a going concern. The registered business address of Mazars LLP is 30 Old Bailey, London EC4M 7AU, United Kingdom.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under the laws of Guernsey. In addition, certain of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon OKYO or those persons or to enforce against OKYO or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the U.S., in any action predicated upon civil liability provisions of the federal securities laws of the United States. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Guernsey. See “Description of Share Capital and Memorandum and Articles of Incorporation—Enforcement of Civil Liabilities.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended March 31, 2022;

●	our Reports on Form 6-K furnished to the SEC on May 18, 2022, May 19, 2022, May 20, 2022, June 9, 2022, August 16, 2022, August 19, 2022, August 30, 2022, September 7, 2022, September 8, 2022, October 20, 2022, October 24, 2022, November 10, 2022, November 21, 2022, November 25, 2022, December 1, 2022, December 6, 2022, December 21, 2022, December 22, 2022, December 30, 2022, January 3, 2023, January 4, 2023, February 14, 2023, February 21, 2023, February 23, 2023, February 28, 2023, March 13, 2023, March 14, 2023, March 15, 2023 (2), March 16, 2023, March 24, 2023, March 29, 2023, March 30, 2023, April 4, 2023, April 5, 2023, April 25, 2023, May 2, 2023, May 3, 2023 (3), May 11, 2023 (2), May 15, 2023, May 19, 2023, May 22, 2023, and June 6, 2023; and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on May 10, 2022, as amended by Form 8-A/A filed with the SEC on June 2, 2023, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

OKYO Pharma Limited

Martello Court

Admiral Park

St. Peter Port

Guernsey GY1 3HB

+44 (0)20 7495 2379

You may also access these documents on our website, www.okyopharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Our Annual Report on Form 20-F for the year ending March 31, 2022 has been filed with the SEC. The company has also filed periodic reports with the SEC on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

2,666,670 Ordinary Shares

PROSPECTUS SUPPLEMENT

September 14, 2023